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                                                                    EXHIBIT 10.3



                      FMC CORPORATION SALARIED EMPLOYEES'
                            MASTER TRUST AGREEMENT

                                    Page 2

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          FMC CORPORATION SALARIED EMPLOYEES' MASTER TRUST AGREEMENT:
                                   CONTENTS

Section 1 - General....................................................   1

Section 2 - Contributions to the Trust Fund............................   2

Section 3 - Payment of Benefits........................................   3

Section 4 - The Trust Fund.............................................   4

Section 4A - Voting of Proxies and Tender Offers on Company Stock......   6

Section 5 - Appointment of Investment Managers.........................   8

Section 6 - Company Directed Accounts..................................   9

Section 7 - Payment of Expenses........................................  10

Section 8 - Accounts...................................................  10

Section 9 - Resignation, Removal and Succession of Trustee.............  11

Section 10 - Termination...............................................  12

Section 11 - Amendment.................................................  13

Section 12 - Fiduciary Responsibility and Liability....................  13

Section 13 - Non-Alienation of Benefits................................  14

Section 14 - Governing Laws............................................  15

Section 15 - Counterparts..............................................  15

Section 16 - Several Plans Maintained By One Employer..................  15

Section 17 - Severability..............................................  15

Section 18 - Waiver of Notice..........................................  15

Section 19 - Gender and Number.........................................  15

Section 20 - Headings..................................................  15

Section 21 - Trustee's Responsibility..................................  15


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          FMC CORPORATION SALARIED EMPLOYEES' MASTER TRUST AGREEMENT

  THIS TRUST AGREEMENT made this 3rd day of January, 1995, by and between the FMC CORPORATION (hereinafter referred to as the "Company"), a Delaware corporation with its principal place of business at Chicago, Illinois, and HARRIS TRUST AND SAVINGS BANK (hereinafter referred to as the "Trustee"), a banking corporation organized and existing under the laws of the State of Illinois, of Chicago, Illinois, as Trustee.

                                  WITNESSETH:

  WHEREAS, the Company and its Subsidiaries have adopted, and may hereafter establish, adopt or assume various employee benefit plans, including pension and profit sharing plans, which are intended to be "qualified" for purposes of
Section 401(a) of the Internal Revenue Code, and which are funded under various individual trust agreements; and

  WHEREAS, it is deemed desirable and in the best interest of the employees of the Company and its Subsidiaries to establish a trust to provide for the collective investment of any portion or all of the assets of the trusts forming a part of such plans and to provide for the orderly investment and administration of the assets of such trusts in compliance with the fiduciary requirements of the Employee Retirement Income Security Act of 1974 ("ERISA"); and

  WHEREAS, the Company desires to establish this Master Trust as a trust fund to be used as and form a part of the funding medium for such plans so that all or a part of the assets held pursuant to any of such trust agreements may be invested under this Master Trust.

  NOW THEREFORE, in consideration of the mutual undertaking of the parties hereto, it is agreed as follows:

                              SECTION 1. GENERAL

  1.1 The Company and the Trustee hereby establish a collective investment trust known as the FMC CORPORATION SALARIED EMPLOYEES' MASTER TRUST (the "Master Trust").

  1.2 Any trust or any fund forming part of the trust of a Subsidiary or the Company which:

          (a) forms all or a part of a plan qualified under Section 401(a) of the Internal Revenue Code;

          (b) is exempt from taxation under Section 501(a) of the Internal Revenue Code;

          (c) authorizes or permits the trustee or trustees to commingle or collectively invest the assets of such trust with the assets of other qualified and exempt trusts; and

          (d) provides that to the extent that any assets of such trust are invested pursuant to the provisions of this Master Trust, the terms of this Master Trust shall be incorporated by reference in its trust agreement;

may participate in this Master Trust by obtaining the consent of the Company and the Trustee.


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  1.3 Each Subsidiary appoints the Company as its agent to exercise on its behalf all of the powers and authority conferred upon the Company by this Master Trust, including, without limitation, the power to amend or terminate the Master Trust. Except as otherwise provided in this Agreement, all instructions and directions to the Trustee shall come from the Company, each Subsidiary shall be bound thereby, and the Trustee shall be fully protected by the Company and each Subsidiary in following such instructions and directions. The Trustee shall not be required to give notice to or obtain the consent of any Subsidiary as to any action or nonaction of the Trustee, whether pursuant to such instructions and directions or otherwise pursuant to this Agreement, and the Company shall have the sole authority to enforce the terms of this Agreement on behalf of each and every Subsidiary.

  1.4 The plan of a participating trust of the Company or of a Subsidiary shall be administered by the Company or its duly appointed agents as provided by the terms of the plan of each participating trust. The Trustee shall not be responsible for the administration of any participating trust.

  1.5 A Subsidiary may terminate or withdraw its participating trust from this Master Trust by complying with such requirements as are agreed upon by such Subsidiary and the Company. The duties of the Company and the Trustee shall be governed by Section 10 in the event of any such termination or withdrawal.

  1.6 No part of the income or corpus of the Trust Fund representing the equitable share of any participating trust shall be used for or diverted to any purpose other than for the exclusive benefit of the employees or their beneficiaries who are entitled to benefits under such participating trust, and in no event shall the contributions or assets attributable to one participating trust be used to pay benefits or expenses under any other participating trust.

  1.7 The Trust Fund shall be maintained at all times as a domestic trust in the United States.

  1.8 This Master Trust is intended to constitute a "qualified" trust under
Section 401(a) and entitled to tax exemption under Section 501(a) of the Internal Revenue Code of 1986, as amended. Until advised to the contrary, any fiduciary with respect to a participating trust, or this Master Trust, and any other person, may assume that this Master Trust is so "qualified".


                  SECTION 2. CONTRIBUTIONS TO THE TRUST FUND

  2.1 The Company and each Subsidiary shall, from time to time, make contributions to the Trustee as provided in the plans of the respective participating trusts and shall also remit to the Trustee any contributions paid by employees who are participants in the respective participating trusts. The contributions received from the Company shall be allocated to the participating trust maintained by the Company and the contributions received from a Subsidiary shall be allocated to the participating trust maintained by the Subsidiary. If the Company or any Subsidiary maintains more than one participating trust hereunder, the Company or such Subsidiary, as the case may be, shall designate in writing the participating trust to which any contribution is to be allocated. The Trustee shall be accountable for all contributions so received, but the Trustee shall have no duty to see that such contributions comply with the provisions of the plan of any participating trust, nor shall the Trustee be obliged to or have any right to enforce or collect any


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contribution from the Company, any Subsidiary, or any participating employees or otherwise see that the funds are deposited according to the provisions of the plan of any participating trust or regulatory authority. In addition, the Trustee shall not be responsible for establishing a funding policy for the plan of any participating trust.


                        SECTION 3. PAYMENT OF BENEFITS

  3.1 Payments of benefits chargeable to a participating trust shall be made from the Trust Fund by the Trustee to such persons or accounts, in such manner, at such times and in such amounts as the Company may from time to time direct by a written instruction designating the participating trust or trusts to which such payment shall be charged. The Trustee shall be fully protected in making payments out of the Trust Fund in accordance with such written directions.

  3.2 If any payment of benefits directed to be made from the Trust Fund is not claimed, the Trustee shall notify the Company of that fact promptly. Thereafter, the Company shall use its best efforts to ascertain the whereabouts of the missing payee or distributee of such unclaimed benefits. The Trustee shall have no obligation to search for or ascertain the whereabouts of any payee or distributee of benefits from the Trust Fund. The Trustee shall not be liable for any payment made in good faith without actual knowledge of the changed status or condition of any recipient thereof. The Trustee shall dispose of such benefit payments as the Company shall direct.

  3.3 The Company may assume the responsibility for making benefit payments under a plan of a participating trust as an agent of the Trustee by written agreement between the parties. If the Company assumes such responsibility, the Company shall open a commercial banking account in the name of the Master Trust in any federally insured banking institution, including one which may be the Trustee, for the exclusive purpose of making benefit payments in accordance with the plan or plans of a participating trust. The Company shall authorize one or more of its officers, or their designees, to sign, manually or by facsimile signature, all checks, drafts, and orders, including orders of direction in informal or letter form, against any funds in such checking account. Any such banking institution is authorized to honor any and all checks, drafts, and orders so signed, if such document appears regular on its face and the signature(s) thereon would appear to a person normally skilled in the banking business to be the signature(s) of one of those persons fully authorized to sign the checks, drafts, and orders according to the account records of such banking institution, without further inquiry with respect to the authority of said person(s) or the use of the checks, drafts or orders, or the proceeds thereof, or to determine whether such checks, drafts or orders are in accordance with the plan of the affected participating trust. The Company shall keep accurate and detailed records covering all receipts and disbursements made from the account and shall prepare an appropriate account and reconciliation with respect thereto on a monthly basis. The Company shall pay, prepare, file and furnish all local, state and federal tax deposits, returns, and reports required by any government agency or authority with respect to distributions from qualified plans. The Trustee shall make deposits from the Trust Fund to the checking account as directed in writing from time to time by the Company, and the Trustee shall have no duty to question the propriety of any such direction or account for the funds retained in or disbursed by or on behalf of the Company, but until so disbursed said funds shall be held in trust for such purposes.


                                       6
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                           SECTION 4. THE TRUST FUND

  4.1 Unless the context clearly implies or indicates the contrary, the term "Trust Fund" comprises all property of any kind held by the Trustee from time to time pursuant to this Agreement.

  4.2 With respect to the Trust Fund, the Trustee shall have the following powers and rights, in addition to those vested in it elsewhere in this Agreement or by law:

  (a) To invest the Trust Fund in such bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, insurance and annuity contracts, preferred or common stocks (including common stock of the Company or its subsidiaries ("Company Stock")), registered investment companies, or in such other property, real or personal, as the Trustee may deem advisable.

  (b) To deposit any part or all of the money and property of this Master Trust in any common, group or collective investment trust which provides for the pooling or commingling of the assets of plans described in Section 401(a) and exempt from tax under Section 501(a) of the Code, or any comparable provisions of any future legislation that amends, supplements or supersedes those sections, including any such trust which is maintained by the Trustee, an Investment Manager, or a bank as trustee, pursuant to all the terms and conditions of such common, group or collective investment trust, the provision of which are hereby incorporated in and made a part of this Master Trust Agreement. In addition, the Trustee is specifically authorized to deposit any part or all of the money and property of the Trust Fund with HARRIS TRUST AND SAVINGS BANK, Chicago, Illinois, as trustee of HARRIS TRUST AND SAVINGS BANK TRUST FOR COLLECTIVE INVESTMENT OF EMPLOYEE BENEFIT ACCOUNTS ("Harris Collective Trust"), restated by Declaration of Trust effective August 31, 1993, and as amended;

  (c) To hold a reasonable portion of the Trust Fund in cash to provide for the payment of current expenses and benefits under this Master Trust and otherwise as permitted by law, and to deposit any cash so held in its banking department without liability to the Trust Fund for interest thereon; and, the Harris Trust and Savings Bank, as Trustee, shall have the power and authority to invest trust assets in deposits in itself or in its affiliates, which deposits shall bear a reasonable rate of interest;

  (d) To manage, sell, contract to sell, grant options to purchase, convey, exchange, transfer, abandon, improve, repair, insure, lease for any term even though commencing in the future or extending beyond the term of the Master Trust, and otherwise deal with all property, real or personal, in such manner, for such consideration and on such terms and conditions as the Trustee may decide, and no person dealing with the Trustee shall be required to see to the application of any money or property delivered to the Trustee or to inquire into the validity or propriety of any transaction with the Trustee;

  (e) To pool all or any part of the assets of the Trust Fund with assets of any other plan and trust qualified under Sections 401(a) and exempt under 501(a) of the Internal Revenue Code of 1986, as amended;


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  (f) To borrow such sum or sums from time to time as the Trustee considers necessary or desirable and in the best interest of the Trust Fund, and for that purpose to mortgage or pledge any part of the Trust Fund;

  (g) To compromise, contest, arbitrate or abandon claims or demands by or against the Trust Fund;

  (h) To have, with respect to the Trust Fund, all of the rights of an individual owner, including the power to give proxies, to participate in voting trusts, mergers, consolidations, foreclosures, reorganizations or liquidations, and to exercise or sell stock subscription or conversion rights (except that proxies and other matters associated with shares of Company Stock held hereunder shall be given as provided in Section 4A below);

  (i) To hold any securities or other property in the name of the Trustee or a nominee, or in such form as it deems best, with or without disclosing the trust relationship;

  (j) To retain any funds or property subject to any dispute without liability for payment of interest, and to withhold payment or delivery thereof until final adjudication of the dispute by a court of competent jurisdiction;

  (k) To begin, maintain or defend any litigation necessary in connection with the administration of this Master Trust, and the Company shall indemnify the Trustee against all expenses and liabilities sustained or anticipated by it by reason thereof (including reasonable attorneys' fees);

  (l) To pay out of any benefit distributable from the Trust Fund any estate, inheritance income or other tax, charge or assessment attributable thereto, but the Trustee shall give the Company notice of its intention to make such payments as far in advance as may be practicable, and shall defer such payments if the Company so requests and indemnifies the Trustee to its satisfaction. The Company and the Trustee, or either, before making payment of any benefit, may require such release or other documents from any lawful taxing authority and such indemnity from the intended payee as they respectively consider necessary for their protection;

  (m) To buy, sell, and exercise call and put options on the following: stocks, fixed income securities, stock and fixed income indices, market index and interest rate futures contracts, and to buy and sell futures contracts;

  (n) To engage in the lending of securities pursuant to regulations of the Department of Labor and any other applicable regulatory authority;

  (o) To deposit securities with a clearing corporation as defined in Article 8 of the Illinois Uniform Commercial Code. The certificates representing securities, including those in bearer form, may be held in bulk form with, and may be merged into, certificates of the same class of the same issuer which constitute assets of other accounts or owners, without certification as to the ownership attached. Utilization of a book-entry system may be made for the transfer or pledge of securities held by the Trustee or by a clearing corporation. The Trustee shall at all times, however, maintain a separate and distinct record of the securities owned by the Trust Fund;

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     (p)  To participate in and use the Federal Book-Entry Account System, a
service provided by the Federal Reserve Bank for its member banks for deposit of eligible securities;

     (q) To employ and pay agents, experts and counsel (which may be counsel to the Company) and to delegate discretionary powers to, and reasonably rely upon information and advice furnished by such agents, experts and counsel;

     (r) To invest any portion of the Trust Fund as directed by the Company or an Investment Manager by making deposits from time to time with an insurance company or companies under one or more insurance contracts or policies or combination thereof and exercise any and all rights, privileges, options and elections thereunder only to the extent directed by the Company or Investment Manager. The Trustee shall have no duty to inquire into the terms and provisions of any application or other documents executed by it upon direction of the Company or Investment Manager or of any insurance policy or contract acquired by or delivered to it, nor shall the Trustee have any duty to see that the terms and provisions of this Agreement and the Plan in respect thereof have been complied with;

     (s) To invest any portion of the Trust Fund as directed by the Company or an Investment Manager in "qualifying employer securities" or "qualifying employer real property" of the Company or its subsidiaries as specified in
Section 407(d)(4) of ERISA.

     (t) To establish a participant loan program and implement such program as directed by the Company;

     (u) To perform any and all other acts that in its judgment are necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust Fund.


       SECTION 4A. VOTING OF PROXIES AND TENDER OFFERS ON COMPANY STOCK

     Each participant under a plan of a participating trust ("participant") is, for purposes of this section, hereby designated a "named fiduciary" within the meaning of ERISA Section 403(a)(1), with respect to shares of Company Stock held in his account and with respect to his "proportionate share" (as determined in subparagraphs (a) and (b) below) of unallocated shares of Company Stock and, for purposes of voting rights, shares of Company Stock held in the accounts of participants for which the trustee has not received voting instructions ("non-voted Company Stock"). For purposes of this section, the term "participant" shall include the beneficiary of a deceased participant who is entitled to receive amounts held in such participant's accounts under the terms of the plan of a participating trust.

     (a) Voting Shares of Company Stock. Each participant shall have the right to instruct the trustee in writing as to the manner in which to cast the votes attributable to all shares of Company Stock allocated to his account. The trustee shall vote, in person or by proxy, shares of stock held by the trustee which are allocated to a participant's account in accordance with instructions received from such participant. Each participant shall also be deemed to have instructed the trustee to vote, in accordance with his vote on shares of Company Stock allocated to his account, his "proportionate share" (as determined in the last sentence of this subparagraph) of the votes attributable to all shares of non-voted

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     Company Stock and all unallocated shares of Company Stock. The Committee shall use its best efforts to timely distribute or cause to be distributed to each participant the information distributed to stockholders of the Company in connection with any stockholders' meeting, together with a form requesting confidential instructions to the trustee on how such votes attributable to shares of Company Stock shall be cast on each such matter. Upon timely receipt of such instructions, the trustee shall, on each such matter, cast as directed the appropriate number of votes attributable to shares (including fractional shares) of Company Stock. The instructions received by the trustee from individual participants shall be held by the trustee in strict confidence and shall not be divulged or released to any person, including employees, officers and directors of the Company; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be released by the trustee to a recordkeeper, auditor or other person providing services to the Plan. The "proportionate share" of any participant of the votes attributable to all shares of non-voted Company Stock and all unallocated shares of Company Stock shall be a fraction, the numerator of which shall be the number of votes attributable to shares of the Company Stock which are held in such participant's account as of the record date for such vote for which he provides instructions to the trustee and the denominator of which shall be the number of votes attributable to all shares of Company Stock held in the Trust (other than unallocated shares) on such date for which instructions are received by the trustee.

     (b) Tender Offers Related To Shares of Company Stock. Each participant shall have the right to instruct the trustee in writing as to the manner in which to respond to a tender or exchange offer (including, but not limited to, a tender offer or exchange offer within the meaning of the Securities Act of 1934, as amended) with respect to all shares of Company Stock allocated to his account. The trustee shall respond to such tender or exchange offer in respect of shares of Company Stock allocated to a participant's account in accordance with instructions received from such participant. Each participant shall also be deemed to have instructed the trustee to the manner in which to respond to a tender or exchange offer, in accordance with his instructions given or deemed to have been given with respect to shares of Company Stock allocated to his accounts, with respect to his "proportionate share" of all unallocated shares of Company Stock. The Committee shall use its best efforts to timely distribute or cause to be distributed to each participant the information distributed to stockholders of the Company in connection with any tender or exchange offer together with a form requesting confidential instructions to the trustee on how to respond to such tender or exchange offer on behalf of the participant. Upon timely receipt of such instructions, the trustee shall respond to such tender or exchange offer as instructed by the participant. If, and to the extent that, the trustee shall not receive timely instructions from a participant given a right to instruct the trustee to tender or exchange with respect to the shares described in the first sentence of this subparagraph, such participant shall be deemed to have timely instructed the trustee not to tender or exchange such shares of Common Stock. The instructions received by the trustee from participants shall be held by the trustee in strict confidence and shall not be divulged or released to any person; including employees, officers and directors of the Company; provided, however, that, to the extent necessary for the operation of the Plan, such instructions may be released by the trustee to a recordkeeper, auditor or other person providing services to the Plan. The "proportionate share" of any participant of all the unallocated shares of Company Stock shall be a fraction, the numerator of which shall be the number of votes

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     attributable to shares of Company Stock which are held in such participant's account as of the date of the announcement of the tender or exchange offer and the denominator of which shall be the number of votes attributable to all shares of Company Stock held in the Trust (other than unallocated shares) on such date.


                 SECTION 5. APPOINTMENT OF INVESTMENT MANAGERS

  5.1 Notwithstanding anything in this Agreement to the contrary, the Company shall have the right from time to time to appoint and remove an investment manager and to direct the segregation of any part or all of the Trust Fund into one or more accounts, to be known as "investment manager accounts" and if it does so, it shall appoint in individual, partnership or corporation as investment manager to manage the portion or portions of the Trust Fund so segregated. An "investment manager" is a fiduciary other than an ERISA "named fiduciary" or the Trustee under this instrument who: (i) has the power to manage, acquire, or dispose of any portion of the Trust Fund; (ii) is registered as an investment adviser under the Investment Advisers Act of 1940, is a bank as defined in that Act, or is an insurance company qualified to perform the service described herein; and (iii) has acknowledged in writing that it is a fiduciary with respect to the plan. Written notice of any such appointment or removal shall be given to the Trustee and the investment manager so appointed. As long as the investment manager is acting, such investment manager shall direct the Trustee to invest and the Trustee shall invest the assets of the investment manager account in such bonds, notes, debentures, mortgages, equipment trust certificates, preferred or common stocks (including Company Stock), registered investment companies, insurance and annuity contracts, or in such other property, real or personal, as the investment manager deems advisable. The investment manager shall have full authority and the responsibility to direct the Trust with respect to the acquisition, retention, management, and disposition of all of the assets from time to time comprising the investment manager account being managed by such investment manager and the voting of proxies thereon, and the Trustee shall have no duty or obligation to review the assets from time to time comprising such investment manager account, to make recommendations with respect to the investment, reinvestment, or retention thereof, nor with respect to the voting of proxies thereon, nor to determine whether any direction from such investment manager is proper or within the terms of this Agreement.

  5.2 Notwithstanding the foregoing provisions, the Trustee, without further prior approval of the Company or direction from the investment manager, shall have the power, right and authority to invest cash balances held by it from time to time as part of an investment manager account and, further, the Trustee is hereby directed by the Company to exercise this power, right and authority by investing such cash balances in short-term cash equivalents having ready marketability, including, specifically, the Harris Collective Trust, in addition to, savings accounts, certificates of deposit (including savings accounts and certificates of deposit with the Trustee in its banking capacity, so long as such accounts bear a reasonable rate of interest), United States treasury bills, commercial paper, and similar types of securities, and the Trustee without prior approval or direction shall have the power, right and authority to sell such short-term investments as may be necessary to carry out the instructions of the investment manager with respect to investing the investment manager account. In addition, pending receipt of directions from the investment manager, reasonable amounts of cash received by the Trustee from time to time for any investment manager account may be retained by the Trustee, in its discretion, in cash, without any liability for interest.

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     5.3  The Trustee shall have the right to request that some part or all of the directions made by an investment manager pursuant to the terms of this Agreement be in writing and shall assume no liability hereunder for failure to act pursuant to directions which fail to conform to such request.

     5.4 It is understood and agreed by the parties that while the Trustee will perform certain ministerial and custodial duties with respect to the assets held in an investment manager account, such duties will be performed in the normal course by officers and other employees of the Trustee who may be unfamiliar with investment management, and that such duties will not include the exercise of any discretionary authority or other authority to manage and control assets comprising the investment manager account. The Trustee shall have no liability or responsibility to the Company or any beneficiary of any participating trust or the Master Trust for acting without question on the direction of, or for failure to act in the absence of directions from the investment manager for any investment manager account previously established, and the appointment of any investment manager for that account shall continue in force until receipt of written notice to the contrary from the Company. In addition, the Trustee shall have no responsibility to invest or manage any asset held in an investment manager account until the Trustee is (1) notified by the Company in writing of the termination of the investment manager's authority over the assets of such account and (2) directed in writing to terminate the investment manager account and to transfer the assets of such account to the Trust Fund.

     5.5 If the Company appoints an investment manager (including a bank or trust company) which directs the investment of a portion of the Trust Fund in a collective or group investment fund it advises or maintains, then, upon direction of the Company, the Trustee shall enter into those agreements necessary for the purpose of investing in such collective or group investment fund.


                     SECTION 6.  COMPANY DIRECTED ACCOUNTS

     6.1 Notwithstanding anything in this agreement to the contrary, the Company shall have the right from time to time to direct the Trustee with respect to the acquisition, retention, management and disposition of the assets from time to time comprising the Trust Fund. If the Company exercises this right, it shall also direct the Trustee to segregate that portion of the Trust Fund to be managed by the Company into one or more accounts, to be known as "company directed accounts". The Trustee shall follow all directions of the Company with respect to the assets of a company directed account and shall have no duty or obligation to review the assets from time to time so acquired, nor to make any recommendations with respect to the investment, reinvestment or retention thereof. The Trustee shall vote the proxies associated with the assets held in a company directed account as directed by the Company. The Trustee shall have no liability to the Company or any beneficiary of the Trust for acting without question on the direction of, or for failure to act in the absence of directions from the Company. The Trustee shall be indemnified and held harmless by the Company from and against any and all loss, liability or expense to which the Trustee shall be subjected by reason of carrying out any directions of the Company made pursuant to this paragraph, including all expenses reasonably incurred in its defense if the Company fails to provide such defense as well as all costs, fees and expenses, including reasonable attorneys' fees the Trustee may incur in enforcing its rights to indemnification. Notwithstanding the foregoing provisions, the Trustee, without further prior approval from the Company shall have the power, right and authority to invest cash balances held by it from time to time as part of a company directed account and, further, the Trustee is hereby directed by the Company to exercise this power, right and authority by investing such cash balances in short-term cash equivalents having ready marketability, including, but not limited to, savings accounts, certificates of deposit (including savings accounts and certificates of deposit with the Trustee in its banking capacity, so long as such accounts bear a reasonable rate of interest), the Harris Collective Trust, United States treasury bills, commercial paper, and similar types of securities, and the Trustee without prior approval or direction shall have the power, right and authority to sell such short-term investments as may be necessary to carry out the instructions of the Company with respect to investing the funds managed by the Company. In addition, pending receipt of directions from the Company, reasonable amounts of cash received by the Trustee may be retained by the Trustee, in its discretion, in cash, without any liability for interest for any funds managed by the Company.


                        SECTION 7.  PAYMENT OF EXPENSES

     7.1 All reasonable costs, charges and expense incurred by the Trustee in connection with its administration of the Master Trust, including such reasonable compensation of the Trustee as may be agreed upon from time to time between the Company and the Trustee, shall be paid from the Trust Fund unless paid or advanced by the Company. When directed in writing by the Company, the Trustee also shall pay from the Trust Fund such expenses in connection with the administration of any plan of a participating trust to the extent the Company does not itself pay such expenses, and the Trustee shall be fully protected in making such payments in accordance with the written directions of the Company. Any payment made pursuant to this Section shall be charged against the Trust Fund generally, unless such payment is not properly chargeable proportionately among all of the participating trusts hereunder, in which case the Company shall designate in writing the participating trust or group of participating trusts to which such payment shall be charged, and if a group of participating trusts is to be charged, the proportionate share of such payment to be charged to each participating trust in the group.


                             SECTION 8.  ACCOUNTS

     8.1 The Trustee shall maintain accurate and detailed records and accounts of all investments, receipts, disbursements and other transactions hereunder; and all accounts, books and records relating thereto shall be open at all reasonable times to inspection and audit by such person or persons as the Company may designate. The Trustee shall submit to the auditors for the Company or to anyone the Company designates, such valuations, reports or other information as they may reasonably require.

     8.2 All monies and other property and the income therefrom shall be held and invested as a single fund, except as provided in Section 5 and Paragraph 8.3 of this Agreement. The Trustee shall establish and maintain for operational and accounting purposes such other accounts or records as the Company and the Trustee may from time to time consider necessary. In no event shall the maintenance of any account or record by the Trustee mean that any person shall have an interest in any specific asset of the Trust Fund.

     8.3 The Trustee shall also establish and maintain a separate account by which the proportionate share of each participating trust in the Trust Fund shall be determined at such annual and more frequent intervals as are agreed upon by the Company and the Trustee. The Company shall not direct the Trustee to make any payment from the Trust Fund pursuant to

Section 3 or Section 7 or any distribution from the Trust Fund pursuant to
Section 10 which exceeds in value the value of the proportionate share in the Trust Fund of the participating trust or trusts to which such payment or distribution would be chargeable. The Company may direct that specified assets received by the Trustee on behalf of a participating trust be identified as being the assets of that particular trust, in which case the assets so identified shall not be treated as general assets of the Trust Fund. The value of the assets so identified, along with the earnings, gains, losses and expenses attributable thereto, shall be allocated to the participating trust on whose behalf the assets are identified, and shall be excluded in computing the proportionate share of any participating trust in the Trust Fund.

     8.4 Within ninety days (90) following the close of each calendar year (or following the close of such other annual period as may be agreed upon by the Trustee and the Company) and as often as may reasonably be requested by the Company, the Trustee shall file with the Company a written account setting forth a description of all securities and other property purchased and sold, and all receipts, disbursements and other transactions effected by it upon its own authority or pursuant to the directions of the Company or any Investment Manager during such annual or shorter period, and showing the securities and other properties held at the end of such period, and their fair market value.

     8.5 The Company may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within six (6) months from the date upon which the accounting was delivered to the Company. Upon the receipt of a written approval of the accounting, or upon the passage of the period of time within which objection may be filed without written objections having been delivered to the Trustee, such accounting shall be deemed to be approved, and the Trustee shall be released and discharged as to all items, matters and things set forth in such account, as fully as if such accounting had been settled and allowed by decree of a court of competent jurisdiction in an action or proceeding in which the Trustee, the Company, each Subsidiary and all persons having or claiming to have any interest in the Trust Fund or under a plan of a participating trust were parties. If the Trustee and the Company cannot agree with respect to any act or transaction reported in any statement, the Trustee shall have the right to have its accounts settled by judicial proceedings, in which event only the Trustee and the Company shall be necessary parties.


          SECTION 9.  RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

     9.1 The Trustee may resign at any time by giving thirty (30) days' prior written notice to the Company.

     9.2 The Company may remove the Trustee at any time by giving thirty (30) days' prior written notice to the Trustee being removed. The Company may appoint a successor Trustee by delivery to the removed or resigning Trustee of (i) an instrument in writing executed by the Company appointing such successor Trustee, and (ii) an acceptance in writing executed by the successor Trustee so appointed.

     9.3 The Company's obligation to indemnify the Trustee under this Agreement shall survive the termination of the Trustee with respect to any act or omission by the Trustee arising under or in connection with this Master Trust Agreement.

     9.4 Upon the appointment of a successor Trustee, the removed or resigning Trustee shall transfer and deliver the assets of the Trust Fund to such successor after reserving such reasonable amounts as it shall deem necessary to provide for any expenses, fees, or taxes then or thereafter chargeable against the Trust Fund. Each successor Trustee shall succeed to the title to the Trust Fund vested in its predecessor, without the signing or filing of any further instrument, but any resigning or removed Trustee shall execute all documents and do all acts necessary to vest such title of record in any successor Trustee. Each successor Trustee shall have and enjoy all powers, both discretionary and ministerial, of its predecessor. No successor Trustee shall be personally liable for any act or failure to act of any predecessor Trustee; and, with the approval of the Company, a successor Trustee may accept the account rendered and the property delivered to it by its predecessor Trustee as a full and complete discharge to the predecessor Trustee without incurring any liability or responsibility for so doing.


                           SECTION 10.  TERMINATION

     10.1 The entire Master Trust shall terminate upon the first to occur of the following:

     (a) Thirty (30) days after the receipt by the Trustee of written notice of such termination from the Company;

     (b) The dissolution, consolidation or reorganization of the Company, or the sale by the Company of all or substantially all of its assets without provision for continuing this Trust, except that in any such event provision may be made for the continuance of this Master Trust by any successor to the Company or any purchaser of all or substantially all of its assets, and in that event such successor or purchaser shall be substituted for the Company hereunder.

     10.2 Any participating trust may be withdrawn from the Master Trust upon the thirtieth (30th) day after receipt by the Trustee of written notice from the Company of such withdrawal.

     10.3 Upon termination of the entire Trust, or upon the thirtieth (30th) day after receipt of written notice of withdrawal of any participating trust or fund pursuant to Paragraph 10.2, the Trustee, after reserving such amounts as it may deem necessary to provide for the payment of any expenses or fees then or thereafter chargeable to the Trust Fund, shall dispose of that portion of the assets of the Master Trust which are allocable to the participating trust or fund to be withdrawn from the Master Trust, or in the case of termination of the entire Master Trust, all of the Master Trust assets, in accordance with the written directions of the Company. The Company shall have full responsibility to see that any disposition or distribution of Master Trust property pursuant to its written direction is proper, within the terms of the plan of a participating trust and this Master Trust, and in the case of a defined benefit plan, that such disposition or distribution complies with the requirements of Section 4044, Title IV, of ERISA, and all other applicable provisions of that Act or other federal law. The Company shall secure any necessary governmental approval for any such termination, and shall send a copy of such approval to the Trustee before any disbursements are made. Such disbursements may be effected by payment in cash, the maintenance of another or substituted trust fund, by the purchase of annuities or otherwise. The Company and any Subsidiary shall have no beneficial interest in the Trust Fund either during its continuance or upon termination of this Master Trust except as permitted by applicable law.

     10.4 Upon termination of this Trust, the Trustee shall continue to have such of the powers provided in this Agreement as are necessary or desirable for the orderly liquidation and distribution of the Trust Fund.


                            SECTION 11.  AMENDMENT

     11.1 Provided that no amendment shall cause any part of the Trust Fund to be used for or diverted to or for the benefit of anyone other than the employees or retired employees of the Company and any Subsidiary, or their beneficiaries, this Agreement may be amended by the Company at any time and from time to time in whole or in part by an instrument in writing executed by the Company and delivered to the Trustee. Upon delivery to the Trustee such amendment shall be binding, provided that the rights, duties or responsibilities of the Trustee shall not be substantially changed without its written consent.


              SECTION 12.  FIDUCIARY RESPONSIBILITY AND LIABILITY

     12.1 The Company has allocated fiduciary responsibility to various fiduciaries according to the terms of the plans of the participating trusts and this Master Trust. In carrying out its responsibilities under the Trust, the Trustee, any Investment Manager, and any other fiduciary hereunder shall act solely in the interest of the participants and beneficiaries and with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

     12.2 In determining whether the requirements of prudence and diversification stated in Sections 404(a)(1)(B) and (C), respectively, of ERISA have been met, all the investments of the Trust Fund shall be considered in their entirety, and the portion managed by the Trustee hereunder shall be only one consideration in making such a determination. If one or more Investment Managers, in addition to the Trustee, are appointed, the Company so acting or appointing shall be responsible for seeing that the requirement of proper diversification of all the assets of the Trust Fund have been met, and neither the Trustee nor any Investment Manager shall have any such responsibility therefor.

     12.3 The Trustee shall be indemnified and saved harmless by the Company, from and against any and all liability, including all expenses reasonably incurred in its defense, to which the Trustee shall be subjected by reason of
1) any action taken upon the direction of the Company, an Investment Manager, or any other authorized person; 2) any action taken or omitted or any investment or disbursement of any part of the Trust Fund made by the Trustee at the direction of an Investment Manager or any inaction with respect to the Trust Fund in the absence of directions from an Investment Manager; and 3) any action taken by the Trustee pursuant to a notification of an order to purchase or sell securities issued by an Investment Manager directly to a broker or dealer under a power of attorney. The Company's obligation to indemnify the Trustee under this Agreement shall survive the termination of the Master Trust with respect to any act or omission by the Trustee occurring prior to such termination. The costs and expenses of enforcing this right of indemnification shall be paid by the Company.

     12.4 The Trustee shall not be obligated to inquire whether any payee of funds or any distributee of benefits by the Company is entitled thereto or whether any payment, allocation or distribution directed or authorized by the Company is proper, or within the terms of this Agreement or the plan of any participating trust, and shall not be accountable for any payment, allocation or distribution made by the Trustee in good faith on the order or direction of the Company.

     12.5 Evidence required of anyone under the plan of a participating trust or this Agreement may be by certificate, affidavit, document or other information which the person acting in reliance thereon may consider pertinent, reliable and genuine, and to have been signed, made or presented by the proper party or parties, except that any action required to be taken by the Company shall be by resolution of its Board of Directors or by a person authorized by resolution of its Board of Directors to act on behalf of the Company. The Trustee shall not recognize or take notice of an appointment of any representative of the Company unless and until the Company shall have notified the Trustee in writing of such appointment and the extent of such representative's authority. The Trustee may assume that such appointment and authority continue in effect until it receives written notice to the contrary from the Company. Any action taken or omitted to be taken by the Trustee by authority of any representative of the Company within the scope of his authority shall be as effective for all purposes hereof as if such action or nonaction had been authorized by the Company. The Trustee, the Company, and any representative of the Company shall each be fully protected in acting and relying upon any evidence described in this section.

     12.6 The Trustee shall have no power, authority or duty with respect to the determination of the rights or interests of any persons in and to the Trust Fund or under any plan of any participating trust nor to examine into the determination of any right or interest. The Trustee shall have no duties or responsibilities with respect to the determination, computation, payment, or application of any benefit of any insurance contract which it is directed to purchase with assets from the Trust Fund.


                    SECTION 13.  NON-ALIENATION OF BENEFITS

     13.1 Except as provided by law or by court order, in no event shall the Trustee pay over or transfer any part of an employee's or his beneficiary's interest in the Master Trust which is payable, distributable, or credited to his account, to any assignee or creditor of such employee. Prior to the time of distribution specified herein, neither an employee nor his legal representative shall have any right, by way of anticipation or otherwise, to assign or in any manner dispose of any interest in the Master Trust; and every attempted assignment or other disposition of such interest in the Master Trust shall not be merely voidable but absolutely void. Notwithstanding the preceding provisions of this Section, any portion of a participating employee's interest in the Trust Fund may be distributed pursuant to a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code of 1986).

                          SECTION 14.  GOVERNING LAWS

     14.1 To the extent that ERISA does not do so, the laws of the State of Illinois (other than its laws regarding the conflict of laws) shall govern, control and determine all questions arising with respect to this Agreement and the validity, interpretation and performance of its provisions.


                           SECTION 15.  COUNTERPARTS

     15.1 This Agreement may be executed in any number of counterparts, each of which shall be considered as an original, and no other counterparts need be produced.


             SECTION 16.  SEVERAL PLANS MAINTAINED BY ONE EMPLOYER

     16.1 If the Company or any Subsidiary maintains more than one participating trust hereunder, the participating trust of the Company or the participating trust of such Subsidiary, as the case may be shall, whenever the word appears in this instrument, be read in the singular or in the plural, as the context requires.


                           SECTION 17.  SEVERABILITY

     17.1 In the event any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not be affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had never been contained therein.


                         SECTION 18.  WAIVER OF NOTICE

     18.1 Any notice required under this Agreement may be waived by the person entitled to such notice.


                        SECTION 19.  GENDER AND NUMBER

     19.1 When the context admits, words in the masculine gender shall include the feminine and neuter genders; the singular shall include the plural, and the plural shall include the singular.


                             SECTION 20.  HEADINGS

     20.1 The headings of Sections of this Agreement are for convenience of reference only and shall have no substantive effect on the provisions of this Agreement.


                     SECTION 21.  TRUSTEE'S RESPONSIBILITY

     21.1 The Company shall deliver to the Trustee an executed or certified copy of any participating trust and plan documents, and of any amendments thereto, for convenience of reference, and the rights, powers and duties of the Trustee shall be governed only by the terms of this Master Trust Agreement, without reference to the provisions of any participating trust or plan document.

IN WITNESS WHEREOF, the Company and the Trustee have caused these presents to be signed by their respective officers thereunto duly authorized and have caused their respective corporate seals to be hereto affixed the day and year first above written.



ATTEST                                 FMC CORPORATION


/s/ A. R. Kidston                      By /s/ P. J. Head
----------------------------             ---------------------------------
Assistant Secretary                            Vice President



ATTEST                                 HARRIS TRUST AND SAVINGS BANK


/s/ Kimberly K. Archer                 By /s/ Katherine B. Allen
----------------------------             ---------------------------------
Assistant Secretary                            its Vice President



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